SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 28, 1999
                                                        ------------------

               PaineWebber Equity Partners Two Limited Partnership
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Virginia                        0-15705                    04-2918819
--------------------------------------------------------------------------------
(State or other jurisdiction)      (Commission                 (IRS Employer
     of incorporation              File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   Gateway Plaza - Overland Park, Kansas

   Disposition Date - September 28, 1999

      On September 28, 1999, Daniel/Metcalf Associates Partnership, a joint venture in which Paine Webber Equity Partners Two Limited Partnership ("the Partnership") has an interest, sold the property known as Gateway Plaza, located in Overland Park, Kansas, to an unrelated third party, for $13.55 million. The Partnership received net proceeds of approximately $8,950,000 after deducting closing costs of approximately $214,000, closing proration adjustments of approximately $344,000 and the repayment of the existing mortgage note of approximately $4,042,000. The Partnership received 100% of the sale proceeds in accordance with the joint venture agreement. The Partnership will make a special distribution to the Limited Partners totalling approximately $9,679,000, or $72 per original $1,000 investment, to be paid on October 15, 1999. Of the $72.00 total, $66.58 results from the sale of Gateway Plaza and $5.42 is from Partnership reserves which exceed future requirements.

      As noted in the Partnership's Annual Report on Form 10-K for the year ended March 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, preliminary marketing materials were prepared and initial sale efforts for Gateway Plaza Shopping Center were undertaken in March 1999. A marketing package was then finalized and comprehensive sale efforts began in early April 1999. By July 7, 1999, 14 offers were received. To reduce the prospective buyer's due diligence work and the time required to complete it, updated operating reports, as well as environmental information on the property, were provided to the top prospective buyers, who were asked to submit best and final offers. After completing an evaluation of these offers and the relative strength of the prospective purchasers, the Partnership selected an offer and then negotiated a purchase and sale agreement which was signed on July 22, 1999. The prospective buyer completed its due diligence review work on August 23, 1999 and subsequently made a non-refundable deposit of $250,000. The sale transaction closed on September 28, 1999 after the prospective buyer secured its financing.

      As previously reported, the Partnership has been focusing on potential near-term disposition strategies for the two remaining investments in its portfolio. As part of that plan, Gateway Plaza Shopping Center has been sold. In addition, the Partnership has recently selected a real estate brokerage firm to market the 625 North Michigan Avenue property for sale. Materials for the marketing packages have been finalized and initial sale efforts are currently underway. While the Partnership expects to have the 625 North Michigan Avenue property under a contract for sale before December 31, 1999, it is unlikely that both a sale of the property and a subsequent liquidation of the Partnership can be completed by December 31, 1999. However, the Partnership is actively pursuing this goal.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

(1) Purchase and Sale Agreement by and between Daniel/Metcalf Associates Partnership and S&S Real Estate Holding Company L.C., dated July 22, 1999.

(2)  Letter  Agreement   constituting  First  Amendment  to  Purchase  and  Sale
     Agreement by and between Daniel/Metcalf Associates Partnership and S&S Real Estate Holding Company L.C., dated August 23, 1999.

                                    FORM 8-K

                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP



(3) Second Amendment to Purchase and Sale Agreement between Daniel/Metcalf Associates Partnership and S&S Real Estate Holding Company, dated August 24, 1999.

(4) Assignment of Contract by and between S&S Real Estate Holding Company L.C., Assigner, in favor of S&S Gateway, L.L.C., Assignee, dated September 23, 1999.

(5) Kansas General Warranty Deed by and between Daniel/Metcalf Associates Partnership and S&S Gateway L.L.C., dated September 28, 1999.

(6) Bill of Sale by Daniel/Metcalf Associates Partnership to S&S Gateway, L.L.C., dated September 28, 1999.

(7) Assignment and Assumption of Leases and Security Deposits by and between Daniel/Metcalf Associates Partnership and S&S Gateway, L.L.C., dated September 28, 1999.

(8) Assignment and Assumption of Contracts and Intangibles by and between Daniel/Metcalf Associates Partnership and S&S Gateway, L.L.C., dated September 28, 1999.

(9)  Seller's  Final  Closing   Statement  between   Daniel/Metcalf   Associates
     Partnership and S&S Gateway, L.L.C., dated September 28, 1999.

                                    FORM 8-K

                                 CURRENT REPORT

                    PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                PAINEWEBBER EQUITY PARTNERS
                                  TWO LIMITED PARTNERSHIP
                                  -----------------------
                                        (Registrant)




                              By: /s/ Walter V. Arnold
                                  --------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer







Date:  October 11, 1999

                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                DANIEL/METCALF ASSOCIATES PARTNERSHIP ("SELLER")
                                       AND
                S & S REAL ESTATE HOLDING COMPANY L.C. ("BUYER")

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

ARTICLE 1   DEFINITIONS                                                1
            -----------

ARTICLE 2   PURCHASE AND SALE                                          1
            -----------------

ARTICLE 3   PURCHASE PRICE DEPOSIT AND ADJUSTMENTS                     2
            --------------------------------------

ARTICLE 4   PRECLOSING OPERATION                                       4
            --------------------

ARTICLE 5   ACCESS INSPECTION AND DILIGENCE                            6
            -------------------------------

ARTICLE 6   TITLE SURVEY CONDITIONS AND REPRESENTATIONS                9
            -------------------------------------------

ARTICLE 7   CLOSING                                                   12
            -------

ARTICLE 8   CASUALTY AND CONDEMNATION                                 14
            -------------------------

ARTICLE 9   BROKERAGE COMMISSIONS                                     14
            ---------------------

ARTICLE 10  DEFAULT TERMINATION AND REMEDIES                          15
            --------------------------------

ARTICLE 11  MISCELLANEOUS                                             15
            -------------

ARTICLE 12  IRS FORM 1099-S DESIGNATION                               20
            ---------------------------

ARTICLE 13  SECTION 1031 EXCHANGE                                     21
            ---------------------

SCHEDULE A  Legal Description of the Real Property
SCHEDULE B Description of Personal Property and Intangible Property SCHEDULE C Rent Roll
SCHEDULE D  1099 Designation Agreement
SCHEDULE E  Form of Tenant Estoppel Certificate
SCHEDULE F  List of Escrow Provisions
SCHEDULE G  Form of Deed
SCHEDULE H  Form of Bill of Sale
SCHEDULE I  Form of Assignment and Assumption of Leases
SCHEDULE J Form of Assignment and Assumption of Contracts and Intangibles SCHEDULE K Form of Certificate of Non-Foreign Status

                           PURCHASE AND SALE AGREEMENT


      This Purchase and Sale Agreement (this "Agreement") is entered into as of the 22nd day of July 1999 by and between Seller and Buyer upon the following terms and conditions:


                                   ARTICLE 1
                                  DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER: S & S Real Estate Holding Company L.C. an Iowa limited liability company

SELLER: Daniel/Metcalf Associates Partnership a Virginia general partnership

PROPERTY:               The Real Property and Personal Property

REAL PROPERTY:          The land and the buildings structures  improvements and
                        fixtures (collectively the "Improvements") now located thereon and the rights appurtenant thereto all as more particularly described in Schedule A attached hereto

PERSONAL PROPERTY:      The personal and intangible property if any described in
                        Schedule B attached hereto

PURCHASE PRICE:         $13,550,000.00

TITLE  COMPANY:         Lawyers Title Insurance Corporation


                                   ARTICLE 2
                               PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement and for other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                   ARTICLE 3
                    PURCHASE PRICE DEPOSIT AND ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds subject to adjustment to reflect application of the Escrowed Amount (as hereinafter defined) and such other adjustments herein contained.

      3.2 Buyer shall concurrently with the execution of this Agreement deposit with the Title Company the sum of One Hundred Thousand Dollars ($100000.00) (as such sum may be increased pursuant to Section 5.3 hereof and together with all interest earned thereon the "Escrowed Amount") to secure Buyer's obligations under this Agreement. The Escrowed Amount shall be held by the Title Company pursuant to the terms of this Agreement and pursuant to the terms of the Escrow Provisions contained in Schedule F attached hereto and made a part hereof. Additionally concurrently with the execution of this Agreement Buyer shall deliver to Seller the sum of One Hundred Dollars ($100.00) (the "Inspection Fee") as consideration for Buyer's information review and property inspection rights set forth herein. The Inspection Fee shall remain the property of Seller in all instances.

      3.3 All real estate taxes assessments special taxes special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date unless such items are paid directly by tenants to the applicable taxing authority in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge protest appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer as applicable for all fees costs and expenses (including reasonable attorney's and consultant's fees) incurred by Seller or Buyer as applicable in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party which consent should shall not be unreasonably withheld conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided however that neither party shall be obligated to incur any out-of-pocket fees costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Closing Date without Buyer's prior written consent; provided however that Seller shall be entitled to continue its existing proceeding.

      3.4 Prepaid or past due amounts under any Contracts (as defined in Section
5.2 below) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date provided that no item shall be credited to Seller without written confirmation reasonably satisfactory to Buyer that such amount has been paid by Seller with respect to such item.

      3.5 Seller shall cause all meters for electricity gas water sewer or other utility usage at the Property to be read on the Closing Date and Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided however that if and to the extent such charges are paid directly by tenants no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by Seller is required all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. Seller shall provide notice to Buyer within five (5) days before the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and therefore the most recent bill is used to prorate and adjust as of the Closing Date then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Collected rents for the then current period; security deposits which have not been previously applied by Seller; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date and the net amount thereof if in favor of Seller shall be added to the Purchase Price or if in favor of Buyer shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (for which Buyer was credited at Closing) to tenants in accordance with the Leases (as hereinafter defined) and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined) provided that no item shall be credited to Seller without written confirmation reasonably satisfactory to Buyer that such amount has been paid by Seller with respect to such item.

            3.6.1 All rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including but not limited to percentage rents common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods less the reasonable expenses of collection thereof shall be apportioned (if and when collected by either party); provided however that Buyer shall proceed in a commercially reasonable manner consistent with Buyer's customary practice for tenants owing past due rent to it to collect such uncollected rents from existing tenants listed on the Rent Roll (as hereinafter defined); provided that Buyer shall not be obligated to commence suit against any tenant and Buyer shall first apply rents subsequently received to rent due and owing for rental periods accruing after the Closing Date. Buyer shall not settle or release (i) tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section 3.6.2 below in each case without Seller's prior written approval. Buyer shall provide Seller with written evidence of its collection efforts such evidence shall include but not be limited to providing copies of letters and invoices to tenants copies of reports regarding follow-up efforts and cash receipts and aged delinquency reports. Buyer shall provide such written evidence of its collection efforts within fifteen (15) days of demand therefor provided that Seller may request such evidence no more than on a quarterly basis. Seller shall agree not to commence suit against tenants listed on the Rent Roll for obligations owed to it unless Buyer fails to fulfill its obligations under this Section 3.6.1.

            3.6.2 Seller shall retain all rights to all refunds receivables past due rent and claims including but not limited to termination fees or damages from all former tenants or occupants of the Property which are not listed on the Rent Roll causes of action and rights of reimbursement from third parties bonds accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Closing.

            3.6.3 In the event on the Closing Date the precise figures necessary for any of the foregoing adjustments are not capable of determination then at Buyer's option those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.7 At the Closing Seller shall pay the amount due for (a) state and county transfer tax (or any tax substituted therefor) imposed in connection with the consummation of the transaction contemplated hereby (the Transfer Tax); (b) recording charges for documents to clear title evidence Seller's authority or enable Seller to convey; (c) Seller's attorney's fees; and (d) the cost of the standard owners title insurance policy referred to in Article 6.

      3.8 At the Closing Buyer shall pay for (a) any local tax or mortgage tax other than the Transfer Tax; (b) charges to record the deed and evidence of Buyer's existence or authority; (c) survey charges; (d) Buyer's attorney's fees and all costs related to Buyer's due diligence; and (e) costs as to additional title insurance coverages or endorsements including the cost of a new lenders title policy.

      3.9   The provisions of this Article 3 shall survive the Closing.


                                   ARTICLE 4
                             PRECLOSING OPERATION

      4.1 A rent roll prepared by Seller's property manager (the Rent Roll) containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases listed on the Rent Roll together with leases entered into pursuant to this Article 4 are collectively referred to herein as the Leases.

      4.2 Seller shall not after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases (ii) enter into or modify any service contracts operating agreements or reciprocal easement agreements
(iii) alter the zoning classification of the Property or (iv) materially alter any Improvements without the written consent of Buyer in any such instance which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its denial of consent within five (5) days after written request therefor from Seller Buyer shall be deemed to have consented to such requested action. In the event Buyer denies its consent Buyer shall specify its reasons for denial in its written notice thereof. In the event Seller's requested action with respect to a Lease is consented to or deemed consented to by Buyer Buyer shall pay for tenant improvements and leasing commissions as disclosed on Seller's request for consent.

      4.3 At all times prior to Closing Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.4 Buyer shall by written notice to Seller on or before the Diligence Date identify any Contracts (as defined in Section 5.2 below) which it elects to have assigned to it and therefore will assume. Buyer shall be deemed to have elected not to assume any Contracts which are not identified as to be assigned and assumed. Seller shall terminate any Contracts at Closing which are not identified by Buyer as specified in this section as to be assigned and assumed at Closing provided that such Contracts may be terminated without cost or liability to Seller.

      4.5 Seller shall use commercially reasonable efforts to obtain tenant estoppel certificates from all tenants currently occupying their space under the Leases in the form attached hereto as Schedule E. Seller shall not be obligated to expend more than nominal funds or commence litigation in pursuit of such estoppel certificates and receipt of such estoppel certificates shall not be a condition precedent to Closing except as provided below. It shall be a condition to Buyer's obligation to close hereunder that Buyer has received estoppel certificates in either the form required by such tenants Lease or in a form including substantially the information contained in the form attached as Schedule E from tenants occupying in the aggregate at least seventy-five percent (75%) of the occupied rentable floor area of the Improvements including an estoppel certificate from each of (i) Overland Brewery (ii) Gateway Computer Store (iii) Wright Business School (iv) J. Gilbert Restaurant (v) Chilis Restaurant and (vi) Honey Baked Ham Store. Notwithstanding the foregoing an estoppel certificate shall be deemed to satisfy the conditions outlined in the previous sentence if it is substantially in the form of Schedule E attached hereto except that any or all of items 13 14 and 15 thereon may have been deleted or stricken. If the condition set forth in this Section 4.5 has not been fulfilled on or before the scheduled Closing Date then Buyer shall have the right to terminate this Agreement by giving written notice to Seller with a copy to the Title Company by 5:00 p.m. on the scheduled Closing Date whereupon this Agreement shall automatically terminate and the Escrowed Amount shall be returned to Buyer and Seller and Buyer shall have no further obligations or liabilities to each other under this Agreement except as otherwise stated herein. Notwithstanding the foregoing Seller shall have the right (in its sole discretion) exercisable by written notice to Buyer on or before the scheduled Closing Date to extend the Closing Date for a period of up to thirty (30) days to provide additional time for the fulfillment of such condition. Upon any such extension the term Closing Date as used herein shall mean the date set forth in such written notice from Seller.

                                   ARTICLE 5
                        ACCESS INSPECTION AND DILIGENCE

      5.1 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours after three (3) days advance written notice to Seller (in each case subject to the rights of tenants under the Leases) to make such reasonable investigations studies and tests as Buyer deems necessary or advisable; provided however that Buyer shall not be permitted to conduct physical testing or conduct interviews with tenants without Seller's prior written approval which approval shall not be unreasonably withheld conditioned or delayed. Seller shall use its commercially reasonable efforts to make its personnel available for such inspections or interviews upon three (3) days prior written notice. Seller's prior written approval for physical inspections may be conditioned on receipt of a detailed description of the proposed physical inspection a list of the contractors who will be performing the physical inspection evidence of insurance satisfactory to Seller and such other information as Seller reasonably requires in connection with such proposed inspection. Buyer may not interview tenants unless a duly authorized representative of Seller accompanies Buyer. Seller also agrees to make available to Buyer during normal business hours upon advance written notice to Seller all books records plans building specifications contracts agreements or other instruments or documents contained in Seller's files relating to the construction operation and maintenance of the Property and the files of the current manager of the Property that relate to the Property.

      5.2 Seller shall provide Buyer promptly after Seller's execution of this Agreement with copies of all (i) Leases (ii) all maintenance service supply equipment rental management and leasing contracts affecting the Property (collectively the Contracts) which it has in its files and shall instruct its property manager to make such Leases and Contracts available to Buyer for inspection and (iii) such other information and reports affecting the Property to the extent in Seller's possession or control.

      Buyer acknowledges and agrees that any and all information documents surveys studies add reports provided to Buyer are provided for informational purposes only and do not constitute representations and warranties of Seller of any kind.

      5.3 Buyer shall promptly commence and actively pursue its due diligence on the Property including but not limited to the following items:

            (a)   Review of title and survey matters;

            (b)   Review of Contracts and information materials;

            (c) Obtain and review engineering reports on structural condition of the mechanical systems;

            (d) Obtain and review environmental reports on oil hazardous waste and asbestos;

            (e) Review of applicable zoning and other land use controls and other permits licenses permissions approvals and consents;

            (f) Conduct tenant interviews subject to Section 5.1 above; and

            (g) Review of all Leases affecting the Property.

      Buyer shall complete its due diligence including but not limited to the foregoing no later than thirty (30) days after the date of this Agreement (the Diligence Date). In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer in Buyer's sole and absolute discretion for any reason or for no reason Buyer may elect by written notice to Seller received by Seller on or before the Diligence Date not to proceed with this purchase in which event this Agreement shall terminate the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination); provided however that the Inspection Fee shall remain the property of Seller. In the event Buyer does not terminate this Agreement on In the event Buyer does not terminate this Agreement on or before the Diligence Date Buyer shall deposit an additional One Hundred Fifty Thousand Dollars ($150000) with the Title Company for a total principal Escrowed Amount of Two Hundred Fifty Thousand Dollars ($250000) and the Escrowed Amount (as so increased) shall become nonrefundable.

IN THE EVENT OF BUYER'S TIMELY TERMINATION PURSUANT TO THIS PARAGRAPH WHICH SHALL BE EVIDENCED BY BUYER'S WRITTEN NOTICE OF SUCH TERMINATION TO SELLER AND ESCROW HOLDER AT ANY TIME ON OR BEFORE THE DILIGENCE DATE ESCROW HOLDER SHALL IMMEDIATELY RETURN THE ESCROWED AMOUNT TO BUYER BASED SOLELY UPON BUYER'S UNILATERAL INSTRUCTION (AND NOTWITHSTANDING THE LACK OF OR CONTRARY INSTRUCTION FROM SELLER) AND THE PARTIES HERETO SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER EXCEPT AS OTHERWISE PROVIDED HEREIN. IN THE EVENT OF BUYER'S TERMINATION AS SET FORTH ABOVE ESCROW HOLDER SHALL NOT DISTRIBUTE ANY TERMINATION OR RELEASE DOCUMENTS TO SELLER PRIOR TO RETURNING THE ESCROWED AMOUNT TO BUYER IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT BUYER'S UNILATERAL INSTRUCTION PURSUANT TO THIS PARAGRAPH SHALL BE SUFFICIENT TO TERMINATE THIS ESCROW. SELLER HEREBY SPECIFICALLY AGREES TO THE FOREGOING BY INITIALING IN THE SPACE BELOW AND HEREBY RELEASES ALL CLAIMS AGAINST ESCROW HOLDER FOR STRICTLY COMPLYING WITH THIS SECTION.

      Seller's Initials

      Buyer acknowledges that as of the Closing it will have had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on in under or within the Property or a portion thereof which survive the Closing hereunder except as expressly provided in this Agreement. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY SELLER TO BUYER "AS IS" "WITH ALL FAULTS" AND SUBSTANTIALLY IN ITS CURRENT CONDITION. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT NEITHER SELLER NOR ANY AGENT EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER (OR PURPORTED AGENT EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER) HAS MADE ANY GUARANTEE REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED (AND SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE USES HABITABILITY CONDITION DESIGN OPERATION FINANCIAL CONDITION OR PROSPECTS OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS NOT PREPARED BY SELLER OR ANY OTHER GUARANTEE REPRESENTATION OR WARRANTY WHATSOEVER EXPRESS OR IMPLIED WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS SUPPLIED TO BUYER. FURTHER SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT HIDDEN OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY OR ANY PART THEREOF TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR BUYER ACKNOWLEDGES AND AGREES THAT THE INFORMATION MATERIALS PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY INCLUDING WITHOUT LIMITATION ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM SELLER OR ITS AGENTS EMPLOYEES OR OTHER REPRESENTATIVES BUT NOT INCLUDING INFORMATION PREPARED BY SELLER) IS DELIVERED TO BUYER AS A COURTESY WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT) AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); AND THAT BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive the Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever Buyer shall promptly deliver to Seller all documents plans surveys contracts Leases and the like delivered to Buyer or Buyer's agents representatives or designees by Seller or Seller's agents representatives or employees pursuant to this Agreement. In addition Buyer shall promptly deliver to Seller copies of all materials prepared by third-parties obtained in connection with Buyer's diligence. The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of the obligations under this Section 5.4.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence and not to discuss with or to disclose to any person or entity who is not a party to this Agreement any material term of this Agreement or any aspect of the transactions contemplated hereby except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Each party hereto may discuss with and disclose to its directors officers and employees accountants attorney's existing or prospective lenders investment bankers underwriters rating agencies partners consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Closing. Buyer and Seller do not contemplate issuing a press release until after the Diligence Date. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller respectively both as to timing and content. Buyer agrees that neither it nor any affiliate will acquire or enter into any agreement to acquire either directly or indirectly any interest in Seller.

      5.6 Indemnity. If any inspection or test disturbs any of the Property Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify defend and hold Seller harmless from all losses costs and damages including reasonable attorney's fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

      5.7 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL AIR STRUCTURES AND SURFACE AND SUBSURFACE WATERS OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC HAZARDOUS UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL STATE AND LOCAL LAWS REGULATIONS OR GUIDELINES) VALUATION SALABILITY OR UTILITY OF THE PROPERTY OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS INCLUDING WITHOUT LIMITATION ANY ENVIRONMENTAL REPORTS AND SURVEYS IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN
INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.

      5.8 Buyer's Delivery of Financing Commitment. If Buyer has not provided Seller on or before July 30 1999 with written evidence that Buyer has obtained a commitment from Mercantile Bank to finance % ( percent ) of the Purchase Price then Seller shall be entitled to terminate this Agreement by written notice to Buyer given no later than August 6 1999 in which event this Agreement shall terminate the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination); provided however that the Inspection Fee shall remain the property of Seller.


                                   ARTICLE 6
                  TITLE SURVEY CONDITIONS AND REPRESENTATIONS

      6.1 By executing this Agreement Buyer acknowledges receipt from Seller of:

            (a)   an ALTA as-built survey of the Real Property (the Survey);


            (b) a commitment for a standard ALTA Owners Policy of Title Insurance showing Buyer as insured fee simple title to the Real Property as the insured estate and the Purchase Price as the insurance coverage amount (the Title Commitment) and the title exception documents referenced therein other than those described on Schedule 6.1 hereto (the Missing Exception Documents); and

            (c) a Phase I Environmental Inspection Report (the Phase I).

      If (i) any matter disclosed on the Survey; (ii) matters listed as exceptions in the Title Commitment other than the Missing Exception Documents; or (iii) matters disclosed in the Phase I report are not each satisfactory to Buyer it shall within ten (10) days following receipt of the Title Commitment provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections prior to the Diligence Date Buyer may terminate this Agreement as provided in Section 5.3 above or waive such objection and proceed to Closing. Seller hereby agrees that Buyer shall have five (5) days from receipt of any Missing Exception Document to provide Seller with written notice of its objection to such title exception. To enable Seller to convey Seller may at the Closing use the Purchase Price or any portion thereof to clear title. Those exceptions or title deficiencies that appear on the Title Commitment and are not objected to by Buyer shall be the Permitted Encumbrances.

      6.2 On the Closing Date Seller shall convey by Deed to Buyer title to all of the Real Property and the Improvements free and clear of all liens encumbrances conditions easements assessments restrictions and other conditions except for the following:

            (a)   The lien if any for real estate taxes not yet due and payable;

            (b) The Permitted Encumbrances and such matters as would be disclosed on a current Survey;

            (c)   All Leases disclosed to Buyer;

            (d) All zoning  building and other laws  applicable to the Property;
and

            (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

      6.3 At the Closing Seller shall assign the Leases and Contracts which are not to be terminated and intangible property if any to Buyer and Buyer shall assume Seller's obligations thereunder from and after the Closing Date and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

      6.4   Representations and Warranties

            6.4.1 Seller hereby represents and warrants to Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. Seller is a general partnership validly existing under the laws of the State of Virginia with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of Seller;

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Buyer) is a legal solid and binding obligation of Seller enforceable against it in accordance with its terms; and

            (c) Governmental Notices. Seller has not received any written notice
      from  a  government  agency  that  the  location  construction   occupancy
      operation and use of the Property (including any improvements and equipment forming any part thereof) violate any applicable law statute ordinance rule regulation order or determination of any governmental authority or any board of fire underwriters (or similar body) or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property including without limitation all applicable building codes flood disaster laws and health and environmental laws and regulations (hereinafter sometime collectively called Applicable
      Laws). Seller has not received any written notice from a governmental agency that the Property and Seller are currently subject to any existing pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment.

            (d) Litigation. Based solely on input from Seller's property manager Seller has received no written notice of any actions suits or proceedings pending with respect to the leases other than collection litigation relating to rent delinquencies.

            (e) Rent Roll. Based solely on input from Seller's property manager the Rent Roll is true and complete in all material respects as of the date indicated in such Rent Roll and except as noted on the Rent Roll or the public records no parties have any right to occupy any portion of the Property.

            6.4.2 The representations and warranties contained in Section 6.4.1 are hereby qualified to Seller's actual knowledge without further inquiry. Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence (including but not limited to tenant estoppel certificates). No representations or warranties made hereunder shall survive Closing.

            6.4.3 Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

            (a) Organization and Power. Buyer is a limited liability company organized existing and in good standing under the laws of the State of Iowa and has the requisite power and authority to enter into and perform the terms of this Agreement; and

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal valid and binding obligation of Buyer enforceable against it in accordance with its terms.


      6.5 The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

      6.6 The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by Buyer in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                                    ARTICLE 7
                                     CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur at the offices of the Title Company on the date that is thirty (30) days after the Diligence Date (the Closing Date). It is agreed that time is of the essence in this Agreement.
      7.2 On the Closing Date Seller shall deliver or cause to be delivered each of the following items to Buyer:

            (a) A  duly  executed  and  acknowledged  deed  conveying  the  Real
      Property and the Improvements to Buyer in the form attached hereto as Schedule G;

            (b) Duly executed bill of sale conveying the Personal Property to Buyer in the form attached hereto as Schedule H;

            (c)  Duly  executed   assignment   and  assumption  of  Leases  (the
      "Assignment of Leases") in the form attached hereto as Schedule I;

            (d) Duly executed assignment and assumption of Contracts and intangible property (the "Assignment of Contracts") in the form attached hereto as Schedule J;

            (e) Transfer tax statements (or similar affidavits or forms) if required of the Seller by local law to effect transfer or recordation of the Deed;

            (f) Certificate or certificates of non-foreign status from Seller in the form attached hereto as Schedule K;

            (g) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanics or materialmen's' liens from Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (h) Counterpart original of the closing statement setting forth the Purchase Price the closing adjustments and the application of the Purchase Price as adjusted (the Closing Statement);

            (i) Original tenant estoppel certificates to the extent received;

            (j) All business and accounting records pertaining to the operation of the Property in Seller's possession;

            (k) All original Leases and tenant correspondence in each case if in Seller's possession;

            (l)  Keys to all locks which manager has in its possession;

            (m) Notice letters from Seller to tenants of the sale of the Property and assignment of the Leases; and

            (n) All documents customary in the State of Kansas and required by Title Company confirming Seller's authority to sell the Property; and

            (o) Seller's certification that the representations and warranties are true as of the Closing Date.

      7.3 On the Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) Purchase Price for the Property as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller in the manner provided for in Article 3;

            (b) Duly executed Assignment of Leases;

            (c) Duly executed Assignment of Contracts;

            (d) Counterpart original of the Closing Statement; and

            (e) Such other instruments as Seller may reasonably request to effectuate the transaction contemplated by this Agreement.


                                   ARTICLE 8
                           CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged by fire or any other casualty and the Improvements are not substantially restored to the condition existing immediately prior to such casualty before the Closing Date Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price in which event Seller shall pay over or assign to Buyer as the case may be on the Closing Date all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date whichever occurs first in which event the Title Company shall return the Escrowed Amount to Buyer this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). For purposes of this subparagraph (b) substantially destroyed shall mean damage in Seller's reasonable judgment greater than $500000.

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking") Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is five (5) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date whichever occurs first in which event the Title Company shall return the Escrowed Amount to Buyer this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement Buyer shall purchase the Property and pay the Purchase Price and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking less any amounts reasonably expended by Seller in obtaining such award.

      8.3 If the Improvements or the Property are materially damaged by any release spill leak emission discharge or disposal of any material or substance which is identified as hazardous or toxic under any applicable law statute judicial or administrative decree or decision (Release) which Release is clearly documented to have first occurred after the Diligence Date and which does not arise out of the activities of Buyer its members officers managers agents employees or invitees and either party has a written estimate from a reputable contractor stating that the cost of cleaning up such Release and restoring the Property to its condition immediately prior to the Release would exceed $100000 then either Buyer or Seller may terminate this Agreement by written notice to the other party given within five (5) days of becoming aware of the Release in which event the Title Company shall return the Escrowed Amount to Buyer this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If this Agreement is not so terminated after a Release then Buyer shall purchase the Property in its then condition on the Closing Date and pay the Purchase Price offset by the amount which the parties reasonably agree is necessary to clean up such Release such offset to be reduced by any amounts reasonably expended by Seller for partial clean up of such Release. In such event Seller shall retain all rights of recovery against the party responsible for the Release and Buyer shall cooperate with Seller's collection efforts.

                                   ARTICLE 9
                             BROKERAGE COMMISSIONS

      Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation execution or consummation of the transaction contemplated by this Agreement other than Kessinger/Hunter and Cohen Esrey (collectively Seller's Agent). Seller will indemnify defend and hold Buyer harmless from and against any claims of Seller's Agent for any commission finders fee or other compensation in connection with the transactions contemplated by this Agreement. Seller agrees to pay Seller's Agent its commission in accordance with a separate agreement between Seller and Seller's Agent. Buyer and Seller hereby acknowledge that Seller's Agent represents Seller.

      Buyer represents and warrants to Seller that Buyer has not used or employed any broker or brokers in connection with the negotiation execution or consummation of the transaction contemplated by this Agreement.

      Buyer and Seller each hereby agree to indemnify defend and hold the other harmless from and against any claims losses damages costs or expenses (including but not limited to reasonable attorney's fees) of any kind or character which arise as a result of breach of the foregoing representation and warranty. This
Section 9 shall survive the Closing or earlier termination of the Agreement.


                                  ARTICLE 10
                       DEFAULT TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to Buyer on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date Buyer shall have the following remedies (i) the right to take any and all legal actions necessary to compel Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy) and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount.

      10.2 In the event that Buyer shall have failed in any material respect adverse to Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date or if Buyer defaults in its obligation to close hereunder Seller shall be entitled to receive the Escrowed Amount as liquidated damages in lieu of all other remedies available to Seller at law or in equity for such default and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.


                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 Buyer may only assign or transfer its rights under this Agreement to an entity owned or controlled by Buyer or which owns or controls Buyer. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered by hand during regular business hours (ii) three (3) days after being sent by United States Postal Service registered or certified mail postage prepaid return receipt requested (iii) one day after being sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed or (iv) when sent by telecopier or facsimile transmission with transmission confirmed and with confirmation copy by notice methods (i) (ii) or (iii) above addressed to Seller or Buyer as the case may be at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent; provided however that no notice issued pursuant to Section 5.3 hereof shall be effective unless it is actually received by the Title Company prior to the Diligence Date. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Buyer:

            S & S Real Estate Holding Company L.C.
            c/o Robin Seiser
            1985 N.W. 94th Street Suite B
            Clive IA  50325
            Telephone:        (515) 334-0222

      with a copy to:

            Jerome E. Murphy P.C.
            4700 Belleview Suite 210
            Kansas City MO  64112
            Telecopy:   (816) 753-2886
            Telephone:  (816) 753-2800

(2) If to Seller:

            Daniel/Metcalf Associates Partnership
            c/o PaineWebber Properties Incorporated
            265 Franklin Street 15th Floor
            Boston MA 02110
            Attention:  Peter Sullivan
            Telecopy:   (617) 439-8106

      with a copy to:

            Goodwin Procter &Hoar  LLP
            Exchange Place
            Boston Massachusetts 02109
            Attention: Andrew C. Sucoff Esq.
            Telecopy:   (617) 277-8591

(3) If to the Title Company:

            Stewart Title Guaranty Company
            1220 Washington
            Kansas City Missouri 64105
            Attn: John Coghlan
            Telecopy:


      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender and words of a singular number shall be held to include the plural and vice versa unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement express or implied is intended to confer upon any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement and there have been and are no covenants agreements representations warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of Kansas.

      11.9 This Agreement may be executed in two (2) or more counterparts each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. Prior to the Diligence Date Title Company is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyer's written request without joinder by Seller and not withstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section
5.3 above. From and after the Diligence Date the Title Company shall upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount give a notice to the other party that such claim of entitlement has been made. If the Escrowed Amount is in the form of a letter of credit and the expiry thereof has not been extended Title Company shall cause the letter of credit to be drawn upon and hold the proceeds as the Escrowed Amount. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects however the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 In the event of any disagreement between the parties the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity validity and effectiveness of any writing delivered to it and Title Company shall not be obligated to make any investigation or determination except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend indemnify and hold Title Company harmless from any liabilities suits claims or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder unless caused or created as a result of Title Company's gross negligence and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including without limitation all out-of-pocket expenses and reasonable attorney's fees of counsel retained by Title Company. If there is a settlement by Buyer and Seller prior to a court order Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers directors shareholders or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners officers shareholders or agents of Buyer or any of their successors or any affiliated entities.

      11.14 As used herein the term business day shall mean any day other than on Saturday Sunday or federal holiday.

      11.15 Property Conveyed AS IS.

            (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS EXPRESSLY SET FORTH HEREIN SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING AND THEY SPECIFICALLY
DISCLAIM ANY OTHER WARRANTIES REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER EXPRESS OR IMPLIED ORAL OR WRITTEN PAST PRESENT OR FUTURE WITH RESPECT TO THE PROPERTY INCLUDING BUT NOT LIMITED TO WARRANTIES REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING) (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF (III) GEOLOGICAL CONDITIONS INCLUDING WITHOUT LIMITATION SUBSIDENCE SUBSURFACE CONDITIONS WATER TABLE UNDERGROUND WATER RESERVOIRS LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES (IV) WHETHER AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND) BODY OF WATER FLOOD PRONE AREA FLOOD PLAIN FLOODWAY OR SPECIAL FLOOD HAZARD (V) DRAINAGE (VI) SOIL CONDITIONS INCLUDING THE EXISTENCE OF INSTABILITY PAST SOLID REPAIRS SOIL ADDITIONS OR CONDITIONS OF SOIL FILL OR SUSCEPTIBILITY TO LANDSLIDES OR THE SUFFICIENCY OF ANY UNDERSHORING (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING WITHOUT LIMITATION WATER SEWAGE GAS AND ELECTRIC (IX) USAGES OF ADJOINING PROPERTY (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF (XI) THE VALUE COMPLIANCE WITH THE PLANS AND SPECIFICATIONS SIZE LOCATION AGE USE DESIGN QUALITY DESCRIPTION SUITABILITY STRUCTURAL INTEGRITY OPERATION TITLE TO OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF OR ANY INCOME EXPENSES CHARGES LIENS ENCUMBRANCES RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF OR ANY INCOME EXPENSES CHARGES LIENS ENCUMBRANCES RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON UNDER OR IN THE VICINITY OF THE PROPERTY (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST PRESENT OR FUTURE FEDERAL STATE OR LOCAL ORDINANCES RULES REGULATIONS OR LAWS BUILDING FIRE OR ZONING ORDINANCES CODES OR OTHER SIMILAR LAWS (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY (XVII) THE EXISTENCE OF VESTED LAND USE ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGERS SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE) OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON EITHER DIRECTLY OR INDIRECTLY ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS EXPECT AS EXPRESSLY SET FORTH HEREIN AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF AND SHALL RELY UPON SAME. UPON CLOSING BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS INCLUDING BUT NOT LIMITED TO ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS WHERE IS" WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER AGENT EMPLOYEE SERVANT OR OTHER PERSON UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS LIABILITIES DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND
WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                                --------------
                               Buyer's Initials


                                  ARTICLE 12
                          IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986 as amended and the Treasury Regulations thereunder the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement or for the consequences of those actions except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

                                  ARTICLE 13
                              SECTION 1031 EXCHANGE

      13.1 1031 Exchange. Buyer may acquire the Property as part of an Internal Revenue Code Section 1031 tax deferred exchange for the benefit of Buyer. Seller agrees to assist and cooperate in such exchange provided that such exchange does not result in any cost expense or liability to Seller or delay the Closing beyond the Closing Date or modify any condition to closing set forth herein. Seller further agrees to execute any and all documents (subject to the reasonable approval of Seller's legal counsel) as are reasonably necessary to effect such exchange. As part of such exchange Buyer shall acquire the Property and Seller shall not be obligated to acquire or convey any property as part of such exchange. No permitted assignment hereunder shall relieve Buyer of liability hereunder. Buyer shall indemnify Seller for all loss claims damage and expense caused by Seller's participation on such exchange.

                            BROKER/AGENT DISCLOSURE

      BUYER  HEREBY  DISCLOSES  THAT IT IS OR IS  OWNED IN WHOLE OR IN PART BY A
REAL ESTATE BROKER AND/OR AGENT. SELLER ACKNOWLEDGES BEING ADVISED OF THIS DISCLOSURE.


                                 -------------
                                Seller's Initials

                 [Remainder of page left intentionally blank]

      IN WITNESS WHEREOF the parties have executed this instrument as of the day and year first set forth above.

                                    SELLER:

                                    DANIEL/METCALF ASSOCIATES PARTNERSHIP

                                    By:  PaineWebber Equity Partners Two Limited
                                         Partnership general partner

                                         By: Second Equity Partners Inc. its
                                             managing general partner


                                             By: /s/ Peter F. Sullivan
                                                 ---------------------
                                             Name:  Peter F. Sullivan
                                             Title:  Vice President

                                    By:  Second Equity Partners Inc. general
                                         partner


                                         By: /s/ Peter F. Sullivan
                                             ---------------------
                                         Name:  Peter F. Sullivan
                                         Title:  Vice President


                                    BUYER:

                                    S & S REAL ESTATE HOLDING COMPANY L.C.


                                    By:  /s/ Robin L. P. Seiser
                                         ----------------------
                                    Name: Robin L.P. Seiser
                                    Title: Authorized Principal


                                    TITLE COMPANY:

                         STEWART TITLE GUARANTY COMPANY


                                    By: /s/ John Coghlan
                                        ----------------
                                    Name:  John Coghlan

                                    August 23 1999


By Facsimile




Jerome E. Murphy P.C.
4700 Belleview Ave. Suite 210
Kansas City Missouri 64112


Re: Sale of Gateway Plaza Overland Park Kansas

Dear Jerry:

     Reference is made to the Purchase and Sale Agreement (the Purchase Agreement) dated as of July 22 1999 by and between Daniel Metcalf/Associates Partnership a Virginia partnership (Seller) and S & S Real Estate Holding Company an Iowa limited liability company (Buyer).

     I am writing to confirm our understanding that Section 5.3 of the Purchase Agreement has been amended to provide that the Diligence Date of August 23 1999
5. p.m. C.S.T. has been extended to August 24 1999 5 p.m. C.S.T. Please countersign this letter in the space indicated below to confirm this amendment on behalf of the Buyer.

     Except as noted herein the Purchase Agreement is hereby ratified and confirmed.

                                    Sincerely

                                    /s/ Carla F. Brigham
                                    ---------------------
                                    Carla F. Brigham
                                    counsel to Seller


ACCEPTED AND AGREED:

By:/s/ Jerome E. Murphy
   --------------------
   Jerome E. Murphy P.C.
   counsel to Buyer

cc:   Mr. Peter Sullivan
      Mr. Dave French
      Andrew C. Sucoff Esq.

                SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

      THIS  SECOND  AMENDMENT  TO  PURCHASE  AND  SALE  AGREEMENT  (this  Second
Amendment) is entered into to be effective as of August 24 1999 between DANIEL/METCALF ASSOCIATES PARTNERSHIP a Virginia general partnership (Seller) and S & S REAL ESTATE HOLDING COMPANY an Iowa limited liability company (Buyer).

                                   Recitals:

      A. Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of July 22 1999 (the Agreement) relating to the purchase and sale of certain property commonly known as Gateway Plaza Overland Park Kansas. Any capitalized term used but not defined herein shall have the same meaning given to such term in the Agreement.

      B. Seller and Buyer executed a letter agreement dated August 23 1999 extending the Diligence Date to August 24 1999 at 5:00 p.m. Central Standard Time.

      C. Seller and Buyer desire to further amend the Agreement as provided below.

                                  Agreement:

      NOW THEREFORE for good and valuable consideration the receipt and sufficiency of which are mutually acknowledged the parties agree as follows:

      1. Adjustment to Purchase Price. At the Closing the Buyer shall receive a credit of $46,642.00 toward the Purchase Price attributable to rent after February 28 2000 for the space currently leased to Calico Corners. In addition Buyer shall receive a credit of $257.80 toward the Purchase Price for each day between the Closing and October 15 1999 attributable to rent for the space to be leased to Jasons Deli.

      2. Estoppel Certificates. Buyer hereby acknowledges that the conditions to closing set forth in Section 4.5 have been satisfied in full and that Buyer shall have no right to terminate the Agreement pursuant to such provision.

      3. Diligence. Buyer hereby acknowledges that Buyer has completed its diligence regarding the Property and hereby waives all right to terminate the Agreement pursuant to Section 5.3 of the Agreement.

      4.  Leasing Activities.

            (a) Seller agrees not to renew the lease dated September 1989 between Seller and Dan Howard Maternity Store prior to the Closing or termination of the Agreement.

            (b) Buyer may discuss the renewal of the lease dated July 13 1989 to Houlihans d/b/a J. Gilbert directly with representatives of Houlihans; provided however that Buyer shall discuss only issues previously approved by Seller with such representatives.

      5.  Amendment of Legal Description.
            Buyer and Seller acknowledge that Exhibit A to the Agreement must be amended to reflect that a reversionary interest rather than a fee interest in the portions of the Property described in the instruments recorded in the Johnson County Registry of Deeds in Volume 4529 Page 757 and Volume 4529 Page 763 of the Johnson County Registry of Deeds shall be conveyed by Seller to Buyer on the Closing Date. Counsel to Seller and counsel to Buyer shall agree on a mutually acceptable form of Exhibit A prior to the Closing.

      6. Closing Date. Section 7.1 of the Agreement is hereby amended to provide that the Closing Date shall be September 28 1999.

      7. Increase in Deposit. Buyer hereby agrees to deposit the additional deposit of One Hundred and Fifty Thousand Dollars ($150,000) with the Title Company promptly upon execution of this Amendment (the Additional Escrowed Amount). If the Title Company has not received the Additional Escrowed Amount by 5:00 p.m. Central Standard Time on Monday August 30 1999 then the Agreement shall terminated the Escrowed Amount of One Hundred Thousand Dollars ($100,000) and all interest earned thereon shall be delivered to Seller and the Agreement shall be null and void and without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of the Agreement which is explicitly intended to survive termination).

      8.  Miscellaneous

            (a) Except as expressly amended hereby the Agreement shall remain in full force and effect. In the event of any inconsistencies between the provisions of this Second Amendment and the Agreement the provisions of this Second Amendment shall control.

            (b) This Second Amendment may be executed in multiple counterparts each of which shall constitute an original and all of which when taken together shall constitute one instrument. Facsimile copies of this Second Amendment bearing the parties respective signatures shall be enforceable as originals.

IN WITNESS WHEREOF the parties have executed this Second Amendment to Purchase and Sale Agreement to be effective as of the date first written above.


                              SELLER:

                                    DANIEL/METCALF ASSOCIATES PARTNERSHIP

                                    By: PaineWebber Equity Partners Two Limited
                                        Partnership general partner

                                        By: Second Equity Partners Inc. its
                                            managing general partner


                                            By: /s/ Peter F. Sullivan
                                                ---------------------
                                            Name:  Peter F. Sullivan
                                            Title:  Vice President

                                    By: Second Equity Partners Inc. general
                                        partner


                                        By: /s/ Peter F. Sullivan
                                            ---------------------
                                        Name:  Peter F. Sullivan
                                        Title:  Vice President


                                    BUYER:

                                    S & S REAL ESTATE HOLDING COMPANY L.C.


                                    By: /s/ Robin L. P. Seiser
                                        ----------------------
                                    Name: Robin L.P. Seiser
                                    Title: Authorized Principal

                         KANSAS GENERAL WARRANTY DEED
FILE#:
STEWART TITLE INC.


THIS WARRANTY DEED is made by and between:

DANIEL/METCALF ASSOCIATES PARTNERSHIP, a Virginia general partnership,

as GRANTOR, and;

S&S GATEWAY, L.L.C., a Missouri limited liability company

as GRANTEE, whose mailing address is:

Robin L. P. Seiser
1985 N.W. 94th Street, Suite B
Clive, Iowa 50325


WITNESSETH: THAT GRANTOR, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by GRANTOR, does hereby Grant, Bargain, Sell and Convey to GRANTEE, the following described real property (the Property) situated in the County of Johnson, State of Kansas, to wit:

The property described on Exhibit A attached hereto and by this reference incorporated herein.

Subject to easements, restrictions, reservations, and covenants of record, if any.

TO HAVE AND TO HOLD THE SAME, Together with all and singular the tenements, hereditaments and appurtenances hereunto belonging or in any wise appertaining, forever. And GRANTOR for GRANTOR, GRANTOR'S heirs, executors or administrators, does hereby covenant, promise and agree to and with GRANTEE that at the delivery of these presents GRANTOR is lawfully seized in GRANTOR'S own right of an absolute and indefeasible estate of inheritance, in fee simple, of and in all and singular the above granted and described Property, with the appurtenances, that the same are free, clear, discharged and unincumbered of and from all former and other grants, title, charges, estates, judgments, taxes, assessments and encumbrances, of what nature or kind soever, except as stated above and except for all taxes and assessments, general and special, not now due and payable; and that GRANTOR will warrant and forever defend the same unto GRANTEE, GRANTEE'S heirs and assigns against GRANTOR, GRANTOR'S heirs, and all and every person or persons whomsoever, lawfully claiming or to claim the same. If two or more persons constitute the GRANTOR or GRANTEE, the words GRANTOR and GRANTEE shall be construed to read GRANTORS or GRANTEES whenever the sense of this DEED requires.

PaineWebber  Equity  Partners  Two  Limited  Partnership,   a  Virginia  limited
partnership, and Second Equity Partners, Inc., a Delaware corporation, are the only partners of GRANTOR.

IN WITNESS WHEREOF, The GRANTOR has executed this instrument on September 28, 1999.


                                    SELLER:

                                    DANIEL/METCALF ASSOCIATES PARTNERSHIP

                                    By: PaineWebber Equity Partners Two Limited
                                        Partnership, general partner

                                        By: Second Equity Partners Inc. its
                                            managing general partner


                                            By: /s/ Peter F. Sullivan
                                                ---------------------
                                            Name:  Peter F. Sullivan
                                            Title:  Vice President

                                    By: Second Equity Partners Inc. general
                                        partner


                                        By: /s/ Peter F. Sullivan
                                            ---------------------
                                        Name:  Peter F. Sullivan
                                        Title:  Vice President

                            ASSIGNMENT OF CONTRACT


      THIS ASSIGNMENT, made this 23rd day of September, 1999, by and between S & S Real Estate Holding Company, L.C., Assignor, in favor of S & S Gateway, L.L.C., Assignee, WITNESSETH:

      WHEREAS, it is the desire and intent of Assignor to transfer and assign to Assignees all of Assignor's right, title and interest as Buyer in that "PURCHASE AND SALE AGREEMENT", By and between S & S Real Estate Holding Company, L.C., as Buyer and Daniel/Metcalf Associates Partnership, as Seller's effective July 22, 1999, as amended, and conveying that property located on the East side of Metcalf between 89th Street and 91st Street in Overland Park, Kansas which is popularly known as "Gateway 2000 Plaza Shopping Center" for the amount of $13,550,000.00;

      NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and of the mutual covenants and agreements of the above-described transaction, and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby sell, assign, transfer, set over and convey unto Assignees, their successors and assigns, all of Assignor's right, title and interest as Buyer in and to the above-described real estate purchase contract.

                                    ASSIGNOR:

                                    S & S  Real  Estate  Holding  Company, L.C.



                                    By: /s/ Robin L. P. Seiser
                                        ----------------------
                                            Robin L.P. Seiser
                                            Manager

                                    ASSIGNEE:

                                    S & S Gateway, L.L.C.

                                    By:  /s/ Robin L. P. Seiser
                                         ----------------------
                                             Robin L.P. Seiser, Manager


Consented and acknowledged:

DANIEL/METCALF ASSOCIATES PARTNERSHIP,
a Virginia general partnership

By:   PaineWebber Equity Partners Two Limited Partnership,
      a Delaware limited partnership, a general partner

By:   Second Equity Partners, Inc., a Delaware corporation,
      its managing general partner

      By:  /s/ Peter F. Sullivan
           ---------------------
      Name: Peter Sullivan
      Title: Vice President

By:   Second Equity Partners, Inc., a Delaware corporation,
      its managing general partner

      By:  /s/ Peter F. Sullivan
           ---------------------
      Name: Peter Sullivan
      Title: Vice President

                                  BILL OF SALE

      This Bill of Sale is made as of this 28th day of September, 1999 from DANIEL/METCALF ASSOCIATES PARTNERSHIP, a Virginia general partnership having an office at c/o PaineWebber Properties Incorporated, 265 Franklin Street, Boston, Massachusetts 02110 (the Seller) to S & S Gateway, L.L.C., a Missouri limited liability company having an office at c/o Robin Seiser, 1985 N.W. 94th Street, Suite B, Clive, Iowa 50325 (the Purchaser).

      WHEREAS, in connection with the conveyance of the real property commonly known as Gateway Plaza, Overland Park, Kansas, (the Real Property), Seller is obligated to convey, transfer, set over and assign to Purchaser all of the Seller's right, title and interest, if any, in and to all personal property owned by Seller located at the Real Property, including all furniture, carpeting, appliances, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the personal property listed on Schedule A attached hereto, but specifically excluding (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller (collectively Personal Property).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set over and assign unto Purchaser the Personal Property in its as is condition without express or implied warranty of any kind or nature except as expressly set forth in the Purchase and Sale Agreement by and between Seller and Purchaser, to have and to hold the same unto Purchaser and the Purchasers successors and assigns, forever.

      EXECUTED UNDER SEAL as of the date first written above.

                                    DANIEL/METCALF ASSOCIATES PARTNERSHIP

                                    By: PaineWebber Equity Partners Two Limited
                                        Partnership, general partner


                                        By:  /s/ Peter F. Sullivan
                                             ---------------------
                                        Name: Peter Sullivan
                                        Title:   Vice President

                                    By: Second Equity Partners, Inc.,  general
                                        partner

                                        By:  /s/ Peter F. Sullivan
                                             ---------------------
                                        Name: Peter Sullivan
                                        Title:   Vice President

            ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS


            THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS (Assignment) is made and entered into effective this 28th day of September, 1999, by and between DANIEL/METCALF ASSOCIATES PARTNERSHIP, a Virginia general partnership (Assignor), and S & S GATEWAY, L.L.C., a Missouri limited liability company (Assignee).

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in Overland Park, Kansas, more particularly described on EXHIBIT A attached hereto and by this reference incorporated herewith (the Property).

      B. Assignor has previously, in its capacity as owner of the Property, entered into certain occupancy leases at the Property, which are currently in force and effect, as described in EXHIBIT B attached hereto and by this reference incorporated herewith (Leases).

      C. Assignor now desires to assign and transfer to Assignee all of the Leases, together with any security deposits paid pursuant to the terms thereof and listed on EXHIBIT C attached hereto and made a part hereof for all purposes, and Assignee desires to accept the Leases and all of Assignors right, title, interest and obligations in, to and under the Leases, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Leases and any security deposits paid pursuant thereto as set forth on EXHIBIT C to Assignee and represents that it has not previously assigned any of its right, title and interest to the Leases or such security deposits.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor under the Leases from and after the date hereof. Assignor shall remain liable for all obligations of Assignor arising under the Leases prior to the date hereof.

      This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the undersigned parties have executed this Assignment.


                              ASSIGNOR:

                              DANIEL/METCALF ASSOCIATES PARTNERSHIP

                                    By: PaineWebber Equity Partners Two Limited
                                        Partnership, general partner


                                         By: Second Equity Partners, Inc., its
                                             managing general partner


                                             By:  /s/ Peter F. Sullivan
                                                  ---------------------
                                             Name: Peter Sullivan
                                             Title:   Vice President

                                    By:   Second Equity Partners, Inc., general
                                          partner

                                          By:  /s/ Peter F. Sullivan
                                               ---------------------
                                          Name: Peter Sullivan
                                          Title:   Vice President

                                    ASSIGNEE:


                                    S & S GATEWAY, L.L.C.

                                          By: /s/ Robin L. P. Seiser
                                              ----------------------
                                          Name: Robin L.P. Seiser
                                          Title:   Manager

             ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES


            This Assignment and Assumption of Contracts and Intangibles (this Assignment) is made and entered into as of this 28th day of September, 1999, by and between DANIEL/METCALF ASSOCIATES PARTNERSHIP, a Virginia general partnership, (Assignor), and S & S Gateway, L.L.C., a Missouri limited liability company (Assignee).

                                   WITNESSETH:

            Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignors estate, right, title and interest in and to the following:

            1. all licenses, permits, certificates of occupancy, approvals, entitlement, dedications, and subdivision maps issued, approved or granted by any governmental authorities or otherwise in connection with the real property known as Gateway Plaza Shopping Center (Property) described in Exhibit A attached hereto; the use of the name Gateway Plaza Shopping Center and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Property; all development rights and other intangible rights, titles, interests, privileges and appurtenances of Assignor related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals issued, approved or granted by any private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property (collectively, Licenses and Permits);

            2. all plans and specifications respecting any buildings or improvements located on the Property; and all building inspection reports pertaining to the Property which are owned by and within the possession or control of Assignor (collectively, Records and Plans);

            3. all warranties and guaranties in effect with respect to the Property and all contracts for services and all operating agreements described on Exhibit B with respect to the Property (the Contracts); and

            4. the interest of Assignor in all other intangible personalty relating to the use and operation of the Property including good will if any (the Intangibles).

            Assignor makes no warranties of any kind or nature, express or implied, regarding the Licenses and Permits, Records and Plans and Contracts and Intangibles.

            Assignee hereby assumes the performance of all of the terms, convents and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising on or after the date of delivery of this Assignment. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising prior to the date of delivery of this Assignment.

            This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

            The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.



                                    ASSIGNOR:

                                    DANIEL/METCALF ASSOCIATES PARTNERSHIP

                                    By:  PaineWebber Equity Partners Two Limited
                                         Partnership, general partner

                                         By: Second Equity Partners, Inc., its
                                             managing general partner


                                             By: /s/ Peter F. Sullivan
                                                 ---------------------

                                             Name: Peter Sullivan
                                             Title:  Vice President

                                    By:   Second Equity Partners, Inc., its
                                          general partner




                                          By: /s/ Peter F. Sullivan
                                              ---------------------
                                          Name: Peter Sullivan
                                          Title:   Vice President



                                    ASSIGNEE:

                                    S & S GATEWAY, L.L.C.

                                    By: /s/ Robin L. P. Seiser
                                        ----------------------
                                    Name: Robin L.P. Seiser
                                    Title:   Manager

                         SELLER FINAL CLOSING STATEMENT


NAME OF BORROWER:      S & S Gateway, L.L.C., a Missouri Limited Liability
                         Company
      ADDRESS:         1985 NW 94th Street, Suite B, Clive, IA  50325

NAME OF SELLER:        Daniel/Metcalf Associates Partnership, a Virginal General
Partnership
      ADDRESS:         c/o PaineWebber Properties, 265 Franklin Street, Boston

NAME OF LENDER:        Mercantile Bank
      ADDRESS:         1101 Walnut, Suite 700
                       Kansas City, MO  64105

PROPERTY LOCATION:     Lot 3 Block's Plaza, Overland Park, Johnson County, KS
                       9091 Metcalf Ave, Overland Park, KS

SETTLEMENT AGENT:      Stewart Title Inc.        CLOSER:   Sheryl A. Snook

SETTLEMENT AGENT TIN:  43-1622646

PLACE OF SETTLEMENT    Stewart Title Incorporated SETTLEMENT DATE:
      ADDRESS:         1220 Washington, Suite 100    Closing date:  9/28/99
                       Kansas City, MO  64105        Proration date:  9/28/99


                                                      Seller
                                                      ------
 GROSS AMOUNT DUE TO SELLER:
  Contract sales price                          $ 13,550,000.00
  Accounts receivable                                 15,152.01
  % Rent settlement                                   11,250.00

Adjustments:
  Tax arrearages  9/28/99 to 1/01/00                   2,500.00
                                                ---------------

GROSS AMOUNT DUE TO SELLER:                       13,578,902.01

REDUCTIONS IN AMOUNT DUE TO SELLER:
  Settlement charges to seller                       214,448.02
  Payoff of first mortgage loan                    4,041,549.35
  Calico Corners rent                                 46,642.00
  1999 Income taxes                                    3,330.79
  Security deposits                                   56,210.56
  Tenant Imp-Jason's Deli                             59,520.00

Adjustments for items unpaid by seller:
  County taxes  01/01/99 to 9/28/99                  192,361.70
  Tenant Imp-Wright Business School                   15,000.00
                                                ---------------

TOTAL REDUCTION IN AMOUNT:                         4,629,062.42
                                                ---------------

  Gross amount due to seller                      13,578,902.01
  Less total reductions in amount due to seller    4,629,062.42
                                                ---------------

CASH TO SELLER:                                  $ 8,949,839.59
                                                 ==============

SETTLEMENT CHARGES:
  Commissions paid at settlement                 $   202,667.00

TITLE CHARGES:
  Settlement or closing fee Stewart Title Company        250.00
  Title insurance Stewart Title Incorporated          10,840.00
  Wire/Courier fees Stewart Title Incorporated            25.00
  Copies/Litigation Eagle Legal Service                  566.02

GOVERNMENT RECORDING AND TRANSFER CHARGES
  Recording fees, Deed                                   100.00
                                                 --------------

TOTAL SETTLEMENT CHARGES                         $   214,448.02
                                                 ==============


                                    DANIEL/METCALF ASSOCIATES PARTNERSHIP


                                    By: PaineWebber Equity Partners Two Limited
                                        Partnership, its Partner

                                        By: Second Equity Partners, Inc., its
                                            Partner

                                            By:  /s/ Peter F. Sullivan
                                                 ---------------------
                                            Name:  Peter F. Sullivan
                                            Title:   Vice President



                                    S&S GATEWAY, L.L.C.

                                    By:   a Missouri Limited Liability Company


                                          By:   /s/ Robin L.P. Seiser
                                                ---------------------
                                          Name: Robin L. P. Seiser
                                          Title: Authorized Principal